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Exhibit No. (10)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements" in Post-Effective Amendment No. 9 to the Registration Statement (Form N-4 No. 33-56658) and Amendment No. 18 to the Registration Statement (Form N-4 No. 811-4846) and related Prospectuses of National Integrity Life Insurance Company's Separate Account I and to the use of our reports (a) dated February 10, 1998, with respect to the statutory basis financial statements of National Integrity Life Insurance Company and (b) dated April 17, 1998, with respect to the financial statements of Separate Account I of National Integrity Life Insurance Company, both included in the Registration Statement (Form N-4) for 1997 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Louisville, Kentucky
April 30, 1998